UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 19, 2007

NNN Healthcare/Office REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-133652	20-4738467
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 16, 2007, Triple Net Properties, LLC, or Triple Net Properties, the managing member of NNN Healthcare/Office REIT Advisor, LLC, or our Advisor, entered into an Agreement for Purchase and Sale of Real Property and Escrow Instructions, or the Agreement, with Commons V Investment Partnership, an unaffiliated third party, or the Seller, and Landamerica Title Company as escrow holder, for the purchase of Commons V Medical Office Building, located in Naples, Florida, or the Property, for a purchase price of $14,100,000. On April 9, 2007, Triple Net Properties entered into a First Amendment to the Agreement, or the Amendment, with the Seller to extend the due diligence period to April 9, 2007 and to extend the closing date to April 24, 2007.

On April 19, 2007, Triple Net Properties executed an Assignment of Contract, or the Assignment, to assign its rights, title and interest, as the buyer, in the Agreement to NNN Healthcare/Office REIT Commons V, LLC, our wholly-owned subsidiary.

Pursuant to the terms of the Agreement, on April 24, 2007, we entered into an Assignment and Assumption Agreement, or the Assignment and Assumption, with the Seller, whereby the Seller assigned its rights, title and interest in the Property to us.

The above descriptions of the Agreement, Amendment, Assignment and Assignment and Assumption are qualified in there entirety by the terms of the agreements attached as Exhibits 10.1 through 10.4, respectively, to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information reported in Item 1.01 of this Current Report on Form 8-K, is incorporated herein by reference.

On April 24, 2007, we acquired the Property from the Seller for a purchase price of $14,100,000. We financed the total purchase price by funds raised through our initial public offering. An acquisition fee of $423,000, or 3.0% of the purchase price, was paid to our Advisor and its affiliate. In addition, a real estate commission of $300,000, or approximately 2.0% of the purchase price, was paid to an unaffiliated broker.

Item 7.01 Regulation FD Disclosure.

On April 25, 2007, we issued a press release announcing the acquisition of Commons V Medical Office Building. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit No. 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements

It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Form 8-K.

(b) Pro Forma Financial Information

See paragraph (a) above.

(d) Exhibits

10.1 Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Commons V Investment Partnership, Triple Net Properties, LLC and Landamerica Title Company, dated March 16, 2007.

10.2 First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Commons V Investment Partnership and Triple Net Properties, LLC, dated April 9, 2007.

10.3 Assignment of Contract by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Commons V, LLC, dated April 19, 2007.

10.4 Assignment and Assumption Agreement by and between Commons V Investment Partnership and NNN Healthcare/Office REIT Commons V, LLC, dated April 24, 2007.

99.1 NNN Healthcare/Office REIT, Inc. Press Release dated April 25, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN Healthcare/Office REIT, Inc.

April 25, 2007	By:	/s/ Scott D. Peters

Name: Scott D. Peters
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Commons V Investment Partnership, Triple Net Properties, LLC and Landamerica Title Company, dated March 16, 2007.
10.2	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Commons V Investment Partnership and Triple Net Properties, LLC, dated April 9, 2007.
10.3	Assignment of Contract by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Commons V, LLC, dated April 19, 2007.
10.4	Assignment and Assumption Agreement by and between Commons V Investment Partnership and NNN Healthcare/Office REIT Commons V, LLC, dated April 24, 2007.
99.1	NNN Healthcare/Office REIT, Inc. Press Release dated April 25, 2007.